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                                                                   EXHIBIT 99(d)


                                     PROXY

                                  OMNIBANCORP

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OMNIBANCORP FOR THE SPECIAL MEETING OF SHAREHOLDERS ON FEBRUARY __, 1995

The undersigned shareholder(s) of OMNIBANCORP ("OMNI"), hereby constitutes and appoints _________________ and ________________ and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned shareholder(s) at the Special Meeting of Shareholders of OMNI to be held in the basement conference room at OMNIBANK Center, 3600 S. Yosemite, Denver, Colorado 80237, on February __, 1995, at ____ a.m., local time, and at any adjournments thereof, and to vote the undersigned shareholder's shares as follows:

                                             For   Against   Abstain
1.  Approval of Plan of Merger by and        / /     / /       / /
    between OMNI and KeyCorp, dated as
    of August 31, 1994, as amended,
    pursuant to which OMNI will be
    merged with and into KeyCorp
    ("Merger Agreement").

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER
    AGREEMENT.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. IF NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. YOUR SHARES CANNOT BE VOTED IN THE MANNER DIRECTED HEREIN UNLESS YOU SIGN AND PROMPTLY RETURN THIS CARD.

    Please check if you plan to attend the Special Meeting in person.

Attend
          / /
Meeting


2. The shareholder further authorizes proxies to vote in accordance with their judgment upon any other matters as may properly come before the Special Meeting which relate to the Plan of Merger and the transactions contemplated thereby.

    The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.


SIGNATURE(S)                                  DATE
             --------------------------------      ----------------
SIGNATURE(S)                                  DATE
             --------------------------------      ----------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney-in-fact, officer, executor, administrator, trustee or guardian, please give full title as such.

                                                (change of address)

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